                                  SCHEDULE 13D
CUSIP No. 59156R108                               Page 9 of 11 Pages


                                                               Exhibit 1



                         JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 1 to
Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.


Dated: May 19, 2000

/s/ ROBERT H. BENMOSCHE
--------------------------
Robert H. Benmosche



/s/ CURTIS H. BARNETTE
--------------------------
Curtis H. Barnette



/s/ GERALD CLARK
--------------------------
Gerald Clark



/s/ JOAN GANZ COONEY
--------------------------
Joan Ganz Cooney



/s/ BURTON A. DOLE, JR.
--------------------------
Burton A. Dole, Jr.



/s/ JAMES R. HOUGHTON
--------------------------
James R. Houghton

                                  SCHEDULE 13D
CUSIP No. 59156R108                               Page 10 of 11 Pages


/s/ HARRY P. KAMEN
--------------------------
Harry P. Kamen



/s/ HELENE L. KAPLAN
--------------------------
Helene L. Kaplan



/s/ CHARLES M. LEIGHTON
--------------------------
Charles M. Leighton



/s/ ALLEN E. MURRAY
--------------------------
Allen E. Murray



/s/ STEWART G. NAGLER
--------------------------
Stewart G. Nagler



/s/ JOHN J. PHELAN, JR.
--------------------------
John J. Phelan, Jr.



/s/ HUGH B. PRICE
--------------------------
Hugh B. Price



/s/ ROBERT G. SCHWARTZ
--------------------------
Robert G. Schwartz



/s/ RUTH J. SIMMONS
--------------------------
Ruth J. Simmons

                                  SCHEDULE 13D
CUSIP No. 59156R108                               Page 11 of 11 Pages


/s/ WILLIAM C. STEERE, JR.
--------------------------
William C. Steere, Jr.